Exhibit 99.1

InfuSystem Holdings, Inc.

31700 Research Park Drive
Madison Heights, MI 48071
FOR IMMEDIATE RELEASE	248-291-1210
Tuesday, May 12, 2015

CONTACT:	Joe Dorame, Joe Diaz & Robert Blum
Lytham Partners, LLC
602-889-9700

INFUSYSTEM HOLDINGS, INC. REPORTS FIRST QUARTER 2015

FINANCIAL RESULTS

First Quarter 2015 Net Collected Rental Revenues UP 12%

Increases Guidance to Double-Digit Net Collected Rental Revenue Growth for 2015

MADISON HEIGHTS, MICHIGAN, May 12, 2015—InfuSystem Holdings, Inc. (NYSE MKT: INFU) (“InfuSystem” or the “Company”), a leading national provider of infusion pumps and related services for the healthcare industry in the United States, today reported financial results for the quarter ended March 31, 2015.

Highlights for the first quarter of 2015 included:

•	Net Revenues totaled $16.7 million versus first quarter 2014 net revenues of $17.2 million, which benefited from an opportunistic pump sale of approximately $0.9 million in the first quarter of 2014.

•	Net Collected Rental Revenues increased 12% over last year’s comparable quarter.

•	Bad debt decreased 43% due as a result of increased focus on new payor contracts and focus on patient collections.

•	Gross margin improved 224 basis points to 72.3%.

•	Investment of approximately $0.4 million to expand information technology capabilities and pain management initiatives.

•	Arranged new $45 million credit facility at substantially lower rates of approximately 3%.

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•	Reached an agreement to acquire substantially all the assets of Ciscura Holdings Company, Inc. and its subsidiaries, including approximately 1,600 infusion pumps and opened a new Southeast service facility.

•	Adjusted Net Income - EPS of $0.03 matched last year’s despite increased investments in information technology and pain management initiatives and the integration of the Ciscura asset acquisition.

•	Purchased $2.6 million of medical equipment in rental service expected to be deployed by the end of the second quarter.

Revenues in the first quarter of 2015 were $16.7 million, down $0.5 million, or 3%, from $17.2 million in the first quarter of 2014. During the period, net revenues from rentals increased 2% while net revenues from product sales decreased 34% over the same period in 2014. The decrease in product sales was due to an opportunistic product sale of a particular pump at a low gross margin, which resulting in $0.9 million in additional revenue, in the first quarter of 2014. The prior year’s pump sale was partially offset by an increase in rental business.

The Company is focused on net rental revenues less bad debt (“Net Collected Rental Revenues”) versus prior year. Net Collected Rental Revenues increased 12% to $14.2 million versus $12.7 million in the comparable quarter of 2014. This increase occurred mainly as a direct result of focus on contractual insurance changes and the Company’s increased focus on collecting patient billings.

During the quarter, the Company entered into a new five-year senior secured credit agreement comprised of a $10.0 million asset-based revolver, a $27.0 million Senior Term A Loan and an $8.0 million Senior Term B Loan. The new credit facility strengthens the Company’s balance sheet and reduces the Company’s current interest rate to 3.00% from the previous interest rate of 7.75%.

Also during the quarter, the Company entered into an agreement to acquire substantially all of the assets of Ciscura Holding Company, Inc. and its subsidiaries, estimated to include approximately 1,600 infusion pumps embedded in 106 medical facilities in the southeastern U.S. While the Company has long since operated in this section of the country, it was not previously doing business with these infusion clinics. This acquisition will now allow the Company to offer its electronic connectivity solutions and its full portfolio of infusion related products, including InfuConnect paperless and work-free EMR integration, to these newly acquired infusion clinic customers.

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The net loss in the first quarter was $0.4 million, equal to $0.02 per diluted share, compared to income of $0.6 million, or $0.03 per diluted share, in the same prior year period. Adjusted net income, excluding non-recurring items related to the extinguishment of debt, the establishment of the new credit facility and to the closing and integration costs associated with the acquisition of Ciscura, was $0.7 million, or $0.03 per diluted share, matching the same prior year amount.

Gross profit for the three months ended March 31, 2015 was $12.1 million, consistent with the same prior year period. It represented 72.3% of revenues in the current period compared to 70.0% in the prior year.

Eric K. Steen, chief executive officer of InfuSystem, said, “We got off to a good start in the first quarter of 2015. Net revenues for the quarter were solid at $16.7 million and we are pleased with the 12% increase in Net Collected Rental Revenue which is associated with the decrease in bad debt of 43%, or $913,000. Gross profit for the quarter increased 224 basis points to 72.3%. Adjusted EBITDA was up 16% to $3.8 million compared to $3.3 million in the first quarter of 2014. Adjusted net income increased 16% to $662,000, or $0.03 per diluted share. Although the first quarter is historically our slowest quarter of the year, we are pleased with the operational and financial results of the first quarter of 2015 and we believe we are well positioned for solid performance throughout the entire year.”

Mr. Steen continued, “During the quarter we were able to opportunistically acquire the assets of a competitor in the Southeast; expand our pump fleet by approximately 1,600 units, but more importantly, allow us to introduce our electronic connectivity solutions to 106 new infusion clinics. We also filed for patent protection on our proprietary advancements and intellectual property in the area of these electronic connectivity solutions. We believe that the novel IT developments that we have created to make our customers more efficient will be valued by other health care organizations and we plan to license these technologies in the future.”

Mr. Steen concluded, “Although we have taken a number of one-time charges during this quarter in conjunction with our new credit facility and the execution and integration of the Ciscura acquisition along with our increase in investments related to our information technology and pain

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management initiatives, we have improved our ability to compete even more effectively for the remainder of 2015 and for the years to come. We are building a strong foundation for future growth.”

During the three months ended March 31, 2015, general and administrative (“G&A”) expenses were $6.0 million, an increase of $1.1 million, compared to $4.9 million for the same prior year period. The increase in G&A expenses versus the same prior year period was mainly attributable to increases in spending on information technology and pain management initiatives of $0.4 million; increases in compensation and headcount of $0.1 million; increases in stock compensation of $0.2 million and $0.3 million in expenses associated with the acquisition, transition, and integration of Ciscura.

Other expenses for the three months ended March 31, 2015 were $2.3 million compared to $0.8 million for the same period in 2014. This increase was mainly attributable to expenses of $1.6 million related to the write-off of deferred financing costs, of which $1.1 million was a noncash charge, as a result of the extinguishment of long-term debt. Selling and marketing expenses remained consistent at $2.7 million when compared to the first quarter of 2014.

Adjusted EBITDA was $3.8 million for the first quarter of 2015 compared to $3.3 million for the same period in 2014. The Company utilizes Adjusted Net Income and Adjusted EBITDA as a means to measure its operating performance. A reconciliation from GAAP operating measures to Adjusted Net Income and Adjusted EBITDA, both non-GAAP measures, can be found in the appendix.

Financial Condition

Net cash used in operations for the three months ended March 31, 2015 was $1.4 million compared to $0.6 million for the same prior year period. The decrease in cash is primarily due to the cash flow effects of the change in accounts payable and other accruals, including additional medical equipment purchased on capital leases. The company invested approximately $2.6 million in medical equipment during the quarter in anticipation of additional rental business in the second quarter.

As of March 31, 2015, the Company maintained cash and cash equivalents of $3.2 million and $9.0 million of availability on the Revolver compared to $0.5 million and $6.6 million,

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respectively, at December 31, 2014. “This dramatic increase in liquidity is directly associated with the Company’s refinancing with JPMorgan Chase during the quarter,” stated Jonathan P. Foster, chief financial officer. “We were able to successfully establish a new $45 million credit facility that will provide us a higher level of flexibility in managing our business, positions us to benefit from strategic opportunities when they present themselves, and significantly lowers our interest rate from 7.75% to 3.00% currently. The interest expense savings will pay for the cash charge of $0.5 million in less than one year.”

Guidance

The Company increased its 2015 Guidance to double-digit Net Collected Rental Revenue growth – revenue less bad debt - for fiscal year 2015. Previous 2015 Guidance was high single digit revenue growth. It is important to note that the Company’s Form 10-Q for the quarter ended March 31, 2015, includes comments regarding the recent announcement by the Centers for Medicare and Medicaid Services.

Conference Call

The Company will conduct a conference call for investors on Tuesday, May 12, 2015 at 4:30 p.m. Eastern Time to discuss first quarter performance and results. Eric K. Steen, chief executive officer, Jan Skonieczny, chief operating officer, and Jonathan P. Foster, chief financial officer, will discuss the Company’s financial performance and answer questions from the financial community. To participate in this call, please dial in toll-free (800) 446-1671 and use the confirmation number 39478070. This press release will be available on most financial websites. Additionally, a web replay will be available on the Company’s website for 30 days.

Non-GAAP Measures

This press release contains information prepared in conformity with GAAP as well as non-GAAP information. It is management’s intent to provide non-GAAP financial information in order to enhance readers’ understanding of its consolidated financial information as prepared in accordance with GAAP. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure and the corresponding GAAP financial measures are presented so as to not imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies. Additional information about non-GAAP financial measures and a reconciliation of those measures to the most directly comparable GAAP measures are included later in this release.

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About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. is a leading provider of infusion pumps and related services to hospitals, oncology practices and other alternate site healthcare providers. Headquartered in Madison Heights, Michigan, the Company delivers local, field-based customer support and also operates Centers of Excellence in Michigan, Kansas, California, Texas and Ontario, Canada. The Company’s stock is traded on the NYSE MKT under the symbol INFU.

Forward-Looking Statements

Certain statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “strategy,” “future,” “likely,” variations of such words, and other similar expressions, as they relate to the Company, are intended to identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company is identifying certain factors that could cause actual results to differ, perhaps materially, from those indicated by these forward-looking statements. Those factors, risks and uncertainties include, but are not limited to, potential changes in overall healthcare reimbursement, including CMS competitive bidding, sequestration, concentration of customers, increased focus on early detection of cancer, competitive treatments, dependency on Medicare Supplier Number, availability of chemotherapy drugs, global financial conditions, changes and enforcement of state and federal laws, natural forces, competition, dependency on suppliers, risks in acquisitions & joint ventures, U.S. Healthcare Reform, relationships with healthcare professionals and organizations, technological changes related to infusion therapy, dependency on websites and intellectual property, the ability of the Company to successfully integrate acquired businesses, dependency on key personnel, dependency on banking relations and covenants, and other risks associated with our common stock, as well as any litigation to which the Company may be involved in from time to time; and other risk factors as discussed in the Company’s annual report on Form 10-K for the year ended December 31, 2014 and in other filings made by the Company from time to time with the Securities and Exchange Commission, including our Form 10-Q for the first quarter of 2015. Our annual report on Form 10-K is available on the SEC’s EDGAR website at www.sec.gov, and a copy may also be obtained by contacting the Company. All forward-looking statements made in this press release speak only as of the date of this report. We do not intend, and do not undertake any obligation, to update any forward-looking statements to reflect future events or circumstances after the date of such statements.

Additional information about InfuSystem Holdings, Inc. is available at www.infusystem.com.

FINANCIAL TABLES FOLLOW

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INFUSYSTEM HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)	March 31, 2015	December 31, 2014
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$3,224	$515
Accounts receivable, less allowance for doubtful accounts of $4,831 and $4,739 at March 31, 2015 and December 31, 2014, respectively	11,498	10,300
Inventory	1,979	1,758
Other current assets	1,129	633
Deferred income taxes	2,252	2,252

Total Current Assets	20,082	15,458
Medical equipment held for sale or rental	2,671	2,255
Medical equipment in rental service, net of accumulated depreciation	21,908	19,814
Property & equipment, net of accumulated depreciation	2,457	2,451
Deferred debt issuance costs, net	147	1,194
Intangible assets, net	25,852	25,073
Deferred income taxes	14,143	13,756
Other assets	206	212

Total Assets	$87,466	$80,213

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$5,367	$5,215
Current portion of long-term debt	5,537	6,452
Other current liabilities	2,157	3,062

Total Current Liabilities	13,061	14,729
Long-term debt, net of current portion	28,080	19,032

Total Liabilities	$41,141	$33,761

Stockholders’ Equity
Preferred stock, $.0001 par value: authorized 1,000,000 shares; none issued	—	—
Common stock, $.0001 par value: authorized 200,000,000 shares; issued and outstanding 22,506,421 and 22,308,730, respectively, as of March 31, 2015 and 22,506,421 and 22,308,730, respectively, as of December 31, 2014	2	2
Additional paid-in capital	90,442	90,155
Retained deficit	(44,119)	(43,705)

Total Stockholders’ Equity	46,325	46,452

Total Liabilities and Stockholders’ Equity	$87,466	$80,213

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INFUSYSTEM HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
(in thousands, except share and per share data)	2015	2014
	(Unaudited)
Net revenues:
Rentals	$15,139	$14,850
Product sales	1,586	2,392

Net revenues	16,725	17,242

Cost of revenues:
Cost of revenues - Product, service and supply costs	3,015	2,890
Cost of revenues - Pump depreciation and loss on disposal	1,621	2,276

Gross profit	12,089	12,076

Selling, general and administrative expenses:
Provision for doubtful accounts	1,194	2,107
Amortization of intangibles	631	629
Selling and marketing	2,737	2,655
General and administrative	5,975	4,909

Total selling, general and administrative:	10,537	10,300

Operating income	1,552	1,776

Other income (expense):
Interest expense	(672)	(827)
Loss on extinguishment of long term debt	(1,599)	—
Other income (expense)	19	(17)

Total other expense	(2,252)	(844)

(Loss) income before income taxes	(700)	932
Income tax benefit (expense)	285	(349)

Net (loss) income	$(415)	$583

Net (loss) income per share:
Basic	$(0.02)	$0.03
Diluted	$(0.02)	$0.03
Weighted average shares outstanding:
Basic	22,308,730	21,972,739
Diluted	22,308,730	22,456,143

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INFUSYSTEM HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
(in thousands)	2015	2014
	(Unaudited)

NET CASH USED IN OPERATING ACTIVITIES	$(1,392)	$(636)

INVESTING ACTIVITIES
Purchases of medical equipment and property	(3,670)	(1,127)
Proceeds from sale of medical equipment and property	1,118	1,252

NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	(2,552)	125

FINANCING ACTIVITIES
Principal payments on revolving credit facility, term loans and capital lease obligations	(38,633)	(14,394)
Cash proceeds from revolving credit facility	45,980	14,263
Debt issuance costs	(147)	—
Principal payments on capital lease obligations	(547)	—

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	6,653	(131)

Net change in cash and cash equivalents	2,709	(642)
Cash and cash equivalents, beginning of period	515	1,138

Cash and cash equivalents, end of period	$3,224	$496

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INFUSYSTEM HOLDINGS, INC. AND SUBSIDIARIES

GAAP RECONCILIATION

(UNAUDITED)

NET (LOSS) INCOME TO ADJUSTED EBITDA:

	Three Months Ended March 31,
(in thousands)	2015	2014

Net (loss) income	$(415)	$583
Adjustments:
Interest expense	672	827
Income tax benefit (expense)	(285)	349
Depreciation	1,103	798
Amortization	631	629

EBITDA	$1,706	$3,186

Stock compensation	287	142
Loss on early extinguishment of long term debt	1,599	—
Strategic alternative/transition costs	255	—

EBITDA - Adjusted	$3,847	$3,328

OPERATING INCOME TO ADJUSTED NET INCOME:

	Three Months Ended March 31,
(in thousands)	2015	2014

Operating income	$1,552	$1,776
Adjustments:
Strategic alternative/transition costs	255	—
Interest expense	(672)	(827)
Other (income) expense	(19)	17

Income before income taxes - adjusted	$1,116	$966

Income tax expense	454	393

NET INCOME - adjusted	$662	$573

Net (loss) income per share:
Basic	$0.03	$0.03
Diluted	$0.03	$0.03
Weighted average shares outstanding:
Basic	22,308,730	21,972,739
Diluted	22,308,730	22,456,143

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